EXHIBIT 99.1




For More Information Contact
                                                  Ann Mirabito - Media Relations
300 Burnett Street                                                  817.348.3647
Fort Worth, Texas  76102                                      amirabito@nspr.com
                                                              ------------------
817.348.3999
817.348.3677                                  John Pergande - Investor Relations
                                                                    817.348.3650
                                                              jpergande@nspr.com
                                                              ------------------


       INSpire Insurance Solutions Files for Chapter 11 Reorganization To
                          Address Financial Challenges

 "The challenge is that INSpire is a $40 million company with an infrastructure designed to support $140 million in revenue. We can be profitable once we eliminate the excess infrastructure. We will continue to provide excellent customer service through this process," said INSpire
                                CEO Dic Marxen.

FORT WORTH, Texas, Feb. 15, 2002 -- INSpire Insurance Solutions (Nasdaq: NSPR), announced today that, in order to address financial challenges, the Company has filed a voluntary petition for reorganization under chapter 11 of the U.S. Bankruptcy Code in the Northern District of Texas in Ft. Worth.

Dic Marxen, the president and chief executive officer, said, "The decision to seek reorganization was difficult but we believe the process will allow us to effectively eliminate the Company's excess infrastructure with a minimum of disruption to our business. We are determined to reorganize as quickly as possible and believe the Company will emerge from this process stronger, more profitable and better positioned in the property and casualty insurance industry.

"This reorganization gives us more flexibility to reduce excess costs. We understand that providing high quality service to our customers is paramount for INSpire to emerge successfully from this reorganization," added Marxen. "We will place special emphasis on customer service during this reorganization period."

During 1998 and 1999, the Company acquired three large contracts and through these contracts grew revenue to $140MM. The Company developed the associated fixed infrastructure to provide the service required under these contracts. During 2000 and 2001, those contracts have either been canceled or were significantly reduced in scope which resulted in a severe decline in revenue. It is the unnecessary infrastructure costs associated with those contracts that the Company is targeting with this restructuring. INSpire's unaudited revenue for 2001 were $70MM.

INSpire's restructuring process will include the following initiatives:

          o Enhance INSpire's Customer Advocacy Program to ensure that customer expectations are fully met.

          o Communicate a detailed 2002-2003 business plan under which the Company will attain profitability. The plan will include renegotiating certain equipment leases, property leases, and other fixed expenses to reduce overhead burdens.

          o Document and make available customer-specific Business Continuity Plans that includes software escrow agreements, applications support plans, production data access plans, and arrangements with third party vendors.

          o    Reinvigorate   the   Company's   new  business   initiatives   by
               establishing strategic partnership opportunities that will enable INSpire to secure new contracts.

The Company will release fourth quarter and year-end 2001 earnings on February 18, as previously announced. The Company is rescheduling its conference call, previously scheduled for February 19, for a later date. The Company also announced that, in light of the steps taken today, it does not intend to proceed with the proposed reverse stock split.


ABOUT INSPIRE INSURANCE SOLUTIONS

INSpire Insurance Solutions, Inc. offers policy and claims administration solutions for property and casualty insurance carriers, managing general agencies, and brokers. As one of the foremost providers of integrated software systems and turnkey business process outsourcing, INSpire serves clients with needs to enter new markets quickly, reduce expenses, increase customer satisfaction and focus on core competencies. Additional information can be obtained from INSpire's Web site at www.nspr.com or by calling 817-348-3999.

This  press  release  contains  certain  forward-looking  statements  within the meaning  of  Section  27A of  the  Securities  Act  of  1933,  as  amended  (the
"Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to INSpire or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to INSpire's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but limited to: difficulties associated with growth, INSpire's dependence on major customers and limited operating history, technological change, competitive factors and pricing pressures, product development risks, changes in legal and regulatory requirements, general economic conditions and other factors. Such statements reflect the current views of INSpire's management with the respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of INSpire. All subsequent written and oral forward-looking statements attributable to INSpire, or persons acting on its behalf, are expressly qualified in their entirety by this paragraph. In the context of forward-looking information provided in this press release, reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission during the past 12 months.

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